[EXHIBIT 23.1]



                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Print Data Corp.

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Print Data Corp. 2003 Employee Stock Plan and to the incorporation by reference therein of our report dated March 19, 2003, with respect to the financial statements of Print Data Corp. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Weinberg & Company. P.A.

Boca Raton, Florida
August 11, 2003